UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 16, 2018

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Seon Place – 4th Floor 141 Front Street PO Box HM 845 Hamilton HM 19, Bermuda		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code 441-295-0006

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      _____

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act.  _____

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)	The Annual General Meeting of Shareholders of the registrant was held on May 16, 2018.

(b)
The shareholders elected Director nominees Dominic J. Addesso, John J. Amore, William F. Galtney, Jr., John A. Graf, Gerri Losquadro, Roger M. Singer, Joseph V. Taranto and John A. Weber; appointed PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018; and approved, by non-binding advisory vote, the 2017 compensation paid to the Company's Named Executive Officers.

The votes cast with respect to each such matter are as follows:

	Total Shares Represented at the Meeting in Person or Proxy
	41,504,864

		Against or
	For	Withheld	Abstain	Non-votes	Uncast
Election of directors each to serve a one year period to expire at the 2019 Annual General Meeting of Shareholders:

Dominic J. Addesso	39,293,445	1,094,223	12,467	1,104,729	-
John J. Amore	39,536,525	850,440	13,170	1,104,729	-
William F. Galtney, Jr.	36,671,160	3,523,328	205,647	1,104,729	-
John A. Graf	39,597,971	789,236	12,928	1,104,729	-
Gerri Losquadro	39,643,563	751,936	4,636	1,104,729	-
Roger M. Singer	39,547,953	847,624	4,558	1,104,729	-
Joseph V. Taranto	38,580,621	1,814,869	4,645	1,104,729	-
John A. Weber	37,666,806	2,728,662	4,667	1,104,729	-

Appointment of PricewaterhouseCoopers LLP as the Company's independent
registered public accounting firm for the year ending December 31, 2018	39,962,110	1,535,242	7,512	-	-

Approval, by non-binding advisory vote, of 2017 compensation paid to the
Company's Named Executive Officers	37,478,703	2,894,560	26,872	1,104,729	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By:	/S/ KEITH T. SHOEMAKER
Keith T. Shoemaker
Comptroller (Principal Accounting Officer)

Dated:  May 18, 2018